UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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microHelix, Inc.

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19500 SW 90th Court
Tualatin, Oregon 97062

July 3, 2006

Dear Fellow Shareholder:

Our Annual Meeting is scheduled for August 17, 2006. Enclosed please find a copy of our proxy statement for this meeting, as well as a copy of our Annual Report on
Form 10-KSB, as amended, for the year ended December 31, 2005. We encourage you to review our Annual Report to learn more about the Company’s operations in 2005.

We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for many of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure your shares are represented at the meeting.

At this meeting, shareholders are being asked to elect the six directors of microHelix. In addition, the holders of the Series B Preferred Stock will consider, separately as a class, whether to convert each share of Series B Preferred Stock into shares of our Common Stock. Please take a moment to sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting.

We appreciate the continued support of our shareholders and believe that 2005 should be viewed as an important transitional year. We took the initial steps to create a platform for future growth. We demonstrated our ability to successfully close an acquisition and to increase revenues within our core business. We welcome the challenges of 2006 and have entered this year with enthusiasm and momentum.

We thank you for your continuing support of the Company.

Very truly yours, /s/ Tyram H. Pettit TYRAM H. PETTIT President and CEO	Very truly yours, /s/ James M. Williams JAMES M. WILLIAMS Chairman of the Board

19500 SW 90th Court
Tualatin, Oregon 97062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 17, 2006

To the Shareholders of microHelix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of microHelix, Inc., an Oregon corporation, will be held on Thursday, August 17, 2006, at 10:00 a.m. Pacific Time, at the Company's offices at 19500 SW 90th Court, Tualatin, Oregon, 97062 for the following purposes:

1.   To elect six directors to serve until the next annual meeting of shareholders or until their successors are elected;

2.   FOR THE HOLDERS OF SERIES B PREFERRED STOCK ONLY, to consider converting each share of Series B Preferred Stock into shares of Common Stock; and

3.   To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on July 3, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on July 3, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The accompanying form of proxy is solicited by the Board of Directors of the Company.

            By order of the Board of Directors,

            JAMES M. WILLIAMS
            Chairman of the Board
Tualatin, Oregon
July 3, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MICROHELIX, INC.

19500 SW 90th Court
Tualatin, Oregon 97062

PROXY STATEMENT

2006 Annual Meeting of Shareholders

General

This Proxy Statement is being furnished to the shareholders of microHelix, Inc., an Oregon corporation ("microHelix" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of microHelix Common Stock and of microHelix Series B Preferred Stock for use at the Company's Annual Meeting of Shareholders to be held on August 17, 2006 at the Company's offices at 19500 SW 90th Court, Portland, Oregon 97062, at 10:00 a.m. and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked to elect six members of the Board of Directors and to transact such other business as may properly come before the meeting or any adjournments thereof. The holders of the Series B Preferred Stock will consider, separately as a class, whether to convert each share of Series B Preferred Stock into shares of our Common Stock. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of microHelix on or about July 13, 2006.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on July 3, 2006 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock and of Series B Preferred Stock at the close of business on such date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote on all matters properly presented at the Annual Meeting. Each share of Series B Preferred Stock entitles its owner to four votes, which is equal to the number of shares of Common Stock that may currently be obtained upon conversion of a share of Series B Preferred Stock, on all matters properly presented at the Annual Meeting.

On the record date, there were 68 holders of record and approximately 500 beneficial holders of the 2,236,787 shares of Common Stock then outstanding. On the record date, there were 29 record and beneficial holders of the 2,750,000 shares of Series B Preferred Stock then outstanding, which are entitled to 11,000,000 votes at the Annual Meeting. The total number of votes eligible to be cast at the Annual Meeting is 13,236,787. The presence, in person or by proxy, of a majority of the total number of votes held by holders of Common Stock and of Series B Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. The Series B Preferred Stock will be converted into Common Stock if holders of at least two-thirds of the outstanding shares of Series B Preferred Stock vote in favor of the conversion. All other matters will be approved if the number of votes cast by such holders in favor of the proposal exceeds the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee for director, and are not counted for or against any proposal at issue. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as approval of the conversion of the Series B Preferred Stock, but may vote their clients' shares on the election of directors.

microHelix issued 2,250,000 shares of Series B Preferred Stock on April 8, 2005 in connection with its acquisition of Moore Electronics, Inc. ("MEI"). The shares were issued for cash or as purchase price consideration to a shareholder of MEI. See "Stock Owned by Management and Principal Shareholders." microHelix issued an additional 500,000 shares of Series B Preferred Stock in October and December 2005. Each share of Series B Preferred Stock currently has four votes, for a total of 11,000,000 votes, which represents approximately 83% of the votes eligible to be cast on virtually all corporate matters. The holders of the outstanding shares of Series B Preferred Stock, as a group, have the ability to control microHelix.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies submitted by shareholders of record will be voted FOR the election of all the nominees named below for election to the Board of Directors and, in the case of shareholders of record of the Series B Preferred Stock, will be voted FOR the conversion of each share of Series B Preferred Stock into shares of Common Stock. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of shareholders, although all members of the Board of Directors are encouraged to attend if they are available to do so. All six directors attended the 2005 annual meeting of shareholders.

A shareholder who executes a proxy retains the right to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with Corporate Secretary, microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. The proxy may also be revoked by voting in person at the Annual Meeting. All valid, unrevoked proxies will be voted at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected, each for a one-year term. All members of the Board of Directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors, or until death, resignation, or removal.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Although the current number of directors is six, the Company's bylaws allow the election of up to nine directors. The existing Board of Directors may choose to appoint additional directors prior to the Company's 2007 annual meeting of shareholders.

Information as to Nominees and Continuing Directors. The following table sets forth the names of the Compensation Committees' nominees for election as directors. Each of the listed nominees is currently serving on the Board of Directors. Also set forth is certain information with respect to each such person's age at July 3, 2006, principal occupation or employment during at least the past five years, the periods during which he or she has served as a director of microHelix and positions currently held with microHelix.

Name	Age	Position
James M. Williams	63	Chairman of the Board
Tyram H. Pettit	55	Director, President, Chief Executive Officer, Vice President - Finance and Assistant Secretary
Terrence A. Rixford	70	Director and Secretary
John L. Crary	52	Director
Marti D. Lundy	59	Director, Vice President - Moore Electronics
James M. Thornton	53	Director

James M. Williams has been a director of microHelix since 1998 and was elected Chairman of the Board in April 2003. He was the Chairman of Encore Senior Living, LLC, one of the nation's largest privately-held providers of senior living services, until May 2005. From Encore's inception in 1996 until his retirement in 2001, Mr. Williams was President and Chief Executive Officer. Prior to Encore, Mr. Williams was a co-founder, Chief Operating Officer and Vice-Chairman of Brim, Inc., one of the nation's leading hospital management companies, which merged into Providence Healthcare Inc. in 1996. Mr. Williams obtained a B.S. in Engineering and an M.B.A. from Oregon State University.

Tyram H. Pettit has served as President and Chief Executive Officer of microHelix since August 2002, and has also served as our Vice-President - Finance and Assistant Secretary since June 2004. Mr. Pettit has been a director of microHelix since 1998, joined the Company in June 2001 as Director of Business Development, and served the Company as Chief Operating Officer from December 2001 to August 2002. Mr. Pettit has over 30 years of finance and management experience in commercial and investment banking with Bank of America, N.A., Union Bank and Glen Eden Capital and has served in various executive positions with several small growth companies, including CMC ReSearch, The Coast Airlines and Djangos.com. Mr. Pettit holds a B.A. from Pomona College and an M.B.A. in Finance from the Columbia University Graduate School of Business.

Terrence A. Rixford has been a director of microHelix since September 2001 and has been our Secretary since August 2002. Mr. Rixford also served as microHelix's Chief Financial Officer from September 2001 through April 2004, and as our Senior Vice President - Finance from August 2002 through April 2004. From 1998 to 2001, Mr. Rixford was involved in various charitable activities. Mr. Rixford has more than 30 years of experience in senior financial positions in the high technology industry. Mr. Rixford earned a B.S. in Business Administration from Mt. St. Mary's College and an M.B.A. in Accounting from the Cornell University Graduate School of Business.

John L. Crary became a director of microHelix in June 2001 and serves as Chairman of the Compensation Committee. Since 1999, Mr. Crary has been the managing member of Crary Enterprises, LLC, a private investment company. Since 1988, Mr. Crary has been an independent corporate financial advisor and private investor in various biotechnology, software and other early stage business ventures. Mr. Crary is also a director of Scheid Vineyards, Inc. and is Chairman of the Board of Trustees of the OCM Gold Fund, a mutual fund investing in gold securities. Mr. Crary holds a B.A. in Social Ecology from the University of California at Irvine and an M.B.A. from the Columbia University Graduate School of Business.

Marti D. Lundy became a director of microHelix in May 2005 upon the acquisition by microHelix of Moore Electronics, Inc. ("MEI"). Ms. Lundy was a founder of MEI and served as its Vice President and as a director since its inception in 1978. Ms. Lundy was appointed Vice President - Moore Electronics of microHelix in April 2005. Ms. Lundy graduated from Cabrillo College in Aptos, California with an AA degree. Within MEI, Ms. Lundy has over 25 years of experience in management, including with respect to operational functions, finance, human resources and sales, and as General Manager.

James M. Thornton became a director of microHelix in September 2005. Mr. Thornton co-founded Guide Ventures, a Seattle based venture fund focused on technology and life sciences, where he has served as Managing Director since 1999. Mr. Thornton is a director and the Chairman of the Audit Committee of Bocada Corporation, a storage software company. Mr. Thornton received his Bachelor of Science degree from Manhattan College and his M.B.A. from Rutgers University.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees for director.

Board Meetings and Committees

The Board of Directors met six times in 2005. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors while such director was a director, and the total number of meetings held by all committees of the Board on which the director served during the relevant period. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

The Audit Committee meets with management and our independent registered public accountants to review the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary, and such other matters referred to the Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met twice in 2005. On September 19, 2005, Mr. Thornton replaced Mr. Williams on the Audit Committee, which currently consists of Mr. Thornton, Mr. Crary and Mr. Rixford. Mr. Rixford is not an independent director since he was employed by the Company within the past three years. Mr. Rixford is qualified as an audit committee financial expert.

The Compensation Committee of the Board has the responsibility to nominate candidates to serve on the Board. The Compensation Committee will consider director candidates recommended by shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company's policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Compensation Committee does not have a written charter.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Compensation Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant. The Committee recommends candidates for nomination as directors for shareholders to consider and vote upon at the Annual Meeting. The Company does not currently employ an executive search firm, or pay a fee to any third party, to locate qualified candidates for director positions.

A shareholder wishing to nominate a candidate for election to the Company's Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected may submit a written notice of his or her nomination of a candidate to the Company's Secretary at its principal executive offices. The submission must be received at the Company's principal executive offices a reasonable time before the Company begins to print and mail its proxy materials.

A shareholder's notice to the Secretary, in order to be valid, must set forth (i) the name and address of the shareholder, as they appear on the Company's books, as well as the shareholder's business address and telephone number and residence address and telephone number of the shareholder; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the shareholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the shareholder and each nominee and any other persons pursuant to which the shareholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Compensation Committee also reviews and recommends the compensation and benefits of our officers, reviews general policy matters relative to employee compensation and benefits, and administers the issuance of stock options, stock grants and discretionary bonuses to our officers, employees, directors and consultants.

The Compensation Committee met twice in 2005. The Compensation Committee consists of two independent directors, Mr. Crary and Mr. Williams.

Director Compensation

Outside directors are eligible to be paid a $2,000 annual retainer, $350 for each Board meeting attended and $200 for each committee meeting attended. In addition, the Chairman of the Board, the Compensation Committee Chair and the Audit Committee Chair each are eligible to be paid an additional $1,000 retainer. On April 27, 2006, three of our directors accepted a grant of restricted shares of common stock in lieu of 2005 fees. Each of the outside directors received in 2005 a grant of 10,000 shares of the Company's Common Stock. Outside directors are reimbursed for their out-of-pocket expenses incurred on behalf of the Company. Employee directors do not receive any compensation for serving on the Board of Directors.
MANAGEMENT

Executive Officers and Key Employees

The following table sets forth certain information with respect to the executive officers and a key employees of the Company.

Executive Officers

Name	Age	Position
Tyram H. Pettit	55	Director, President, Chief Executive Officer, Vice President - Finance, and Assistant Secretary
Terrence A. Rixford	70	Director and Secretary
David R. Martell	61	Vice-President and General Manager - MicroCoax Division
Marti D. Lundy	59	Director, Vice-President and General Manager - Moore Electronics

Key Employee

James E. Horswill	58	Corporate Controller

Information concerning the principal occupation of Messrs. Pettit and Rixford and Ms. Lundy is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of Messrs. Martell and Horswill is set forth below.

Mr. David R. Martell was appointed a Vice President of microHelix in June 2004 and currently serves as Vice President - General Manager of our MicroCoax Division located in Tucson. Prior to his appointment, he was General Manager of the Tucson/Nogales ultrasound assembly division for the Company. Mr. Martell was Operations Manager for Alcatel Cable for five years prior to joining microHelix. Mr. Martell attended Vermont State College and the DeVry Technical Institute for Electronic Engineering.

Mr. James E. Horswill was appointed Corporate Controller in July 2005. From 1998 through July 2005, Mr. Horswill was the controller of Komatsu Silicon America, Inc. Mr. Horswill received his Bachelor of Science in Business Administration from Linfield College and his M.B.A. from George Fox University.

Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during the last three fiscal years to our President and Chief Executive Officer and our other executive officer who received compensation in excess of $100,000 in any year.

	Annual Compensation			Long-Term Compensation Securities Underlying Options	All Other Compensation
Name	Year	Salary	Bonus
Tyram H. Pettit	2005	$108,980	$25,000	4,377(1)	$8,640(2)
	2004	$80,935	$25,000(3)	-	$ -
	2003	$87,077	$ -	16,667(1)	$ -
Marti D. Lundy	2005	$107,302	$ -	-	$11,077(4)

(1)
Mr. Pettit voluntarily surrendered all of his outstanding options to purchase shares of Common Stock, including the 16,667 options awarded in 2003, for an unrestricted grant of 4,377 shares of Common Stock, effective October 31, 2005.

(2)	Consists of unrestricted stock grant of 48,000 shares of Common Stock.
(3)	Bonus granted upon completion of sale of assets to Advanced Neuromodulation Systems, Inc.
(4)	Consists of automobile allowance.

Option Grants in Last Fiscal Year

No options were granted in 2005 to our named executive officers.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None of our named executive officers had any outstanding stock options at December 31, 2005. No stock options were exercised by our named executive officers during 2005. Mr. Pettit voluntarily surrendered all of his outstanding options to purchase shares of Common Stock for an unrestricted grant of 4,377 shares of Common Stock effective October 31, 2005.

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose compensation exceeds $100,000. This information is provided in the Executive Compensation section of this Proxy Statement. Salary information is included for Mr. Pettit as our President and Chief Executive Officer and for Marti D. Lundy, Vice President - Moore Electronics. No other executive officer of microHelix earned in excess of $100,000 in 2005.

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is composed entirely of independent directors as defined in the Nasdaq Marketplace Rules. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers and key managers of the Company. The Compensation Committee also recommends nominees to the Company's Board of Directors and serves as the Company's nominating committee. The Compensation Committee does not have a written charter.

Executive Compensation Components

The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. The key components of the Company's compensation program are base salary, performance based incentive awards and equity participation. These components are administered with the goals of providing total compensation that is competitive as is reasonably feasible in the marketplace, rewarding successful financial performance and aligning executives' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis and determines base salary and non-equity incentives for executive officers. The Committee also approves all stock option grants, stock grants and incentive compensation plans.

Base Salary. Base salaries for executives are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives. Changes in base salaries of executives are based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive in developing and executing the Company's strategic plans, developing management employees and exercising leadership.

Performance Incentive. The Compensation Committee believes that a significant propor-tion of total cash compensation for executives should be subject to attainment of specific Company financial performance criteria, including earnings, cash management, achievement of annual business plan targets and individual objectives.

Stock Grants. In addition to a performance incentive program described above, stock grants and options may be awarded to executives primarily based on the executive's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. These awards are designed to retain executives and motivate them to enhance shareholder value by aligning the financial interests of executives with those of shareholders. Stock grants also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years. The Company does not intend to grant stock options in the foreseeable future.

Compensation of Chief Executive Officer

Mr. Tyram H. Pettit has served as the Company's President and Chief Executive Officer since August 2002. For 2005 Mr. Pettit received a base salary of $108,980 and a cash bonus of $25,000. This information is detailed in the Executive Compensation section of this Proxy Statement.

                                                    Respectfully submitted by the Compensation
                                                    Committee of the Board of Directors

                                                    COMPENSATION COMMITTEE:

                                                    John L. Crary - Chairman
                                                    James M. Williams

AUDIT COMMITTEE REPORT

The members of the Audit Committee during 2005 were Messrs. Crary, Williams and Rixford. Each of Messrs. Crary and Williams is an independent director. Mr. Rixford is not an independent director since he was employed by the Company within the past three years. The Board of Directors appointed Mr. Rixford to the Audit Committee in recognition of his long-term experience with the Company and his expertise in accounting and financial matters. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as an appendix to this Proxy Statement. The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board of Directors. The Audit Committee annually reviews and selects of the Company's independent accountants.

Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the 2005 audited financial statements with management and the Company's independent accountants that audited those statements, Stonefield Josephson, Inc. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based on the above discussions and review with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

                                                    Respectfully submitted by the Audit Committee of
                                                    the Board of Directors

                                                    AUDIT COMMITTEE:

                                                    Terrence A. Rixford - Chairman
                                                    John L. Crary
                                                    James M. Thornton

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who beneficially own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10 percent of the Common Stock are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% beneficial owners have been filed in a timely manner, except that John Crary, David Martell, Tyram Pettit, Terrence Rixford and James Williams, each failed to timely file one Form 4 reflecting changes to their ownership of our Common Stock due to our stock option repurchase plan effective October 31, 2005.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information, as of July 3, 2006, with respect to the beneficial ownership of the Common Stock and Series B Preferred Stock of the Company by: (1) each shareholder known by us to be the beneficial owner of more than 5% of the Common Stock and of our Series B Preferred Stock; (2) each of our directors; (3) our Chief Executive Officer and our other executive officers; and (4) all executive officers and directors as a group. Unless otherwise indicated, the address of each person listed below is: c/o microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of July 3, 2006 are deemed beneficially owned and outstanding for purposes of computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person, except with respect to Series B Preferred. Since each share of Series B Preferred is immediately convertible into four shares of Common Stock, and thus has four votes, it has been assumed for purposes of calculating a person's total beneficial ownership that all shares of Series B Preferred have been converted into shares of Common Stock. Unless otherwise noted, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock		Series B Preferred		Total	Percent
Paulson Group(1)	571,790	(2)	400,000		2,171,790	16.2%
Yee Ling Hayden	100,000	(3)	500,000		2,100,000	15.7%
James M. Williams	106,576	(4)	350,000	(5)	1,506,576	11.4%
Marti D. Lundy	0		250,000		1,000,000	7.6%
John L. Crary	151,402	(6)	200,000	(7)	951,402	7.2%
Tyram H. Pettit	59,794		15,000		119,794	*
Terrence A. Rixford	65,851	(8)	50,000	(9)	265,851	2.0%
James M. Thornton	10,000		0		10,000	*
David R. Martell	16,151		15,000		76,151	*
Daniel Kern(10)	0		150,000		600,000	4.5%
SCG Capital, LLC(11)	0		150,000		600,000	4.5%
All executive officers and directors as a group
(7 persons)	409,774	(12)	880,000	3,929,774	29.6%

* Less than 1%.

(1)
Common Stock, Class B warrants to purchase Common Stock and Series B Preferred (see note 2) are held by Paulson Investment Company, Inc. and Chester L. F. Paulson. Paulson Investment Company, Inc. is a registered broker/dealer and a wholly owned subsidiary of Paulson Capital Corp. Chester L. F. Paulson and Jacqueline M. Paulson are controlling managers of Paulson Family LLC, which is a controlling shareholder of Paulson Capital Corp. Mr. and Ms. Paulson and Paulson Family LLC disclaim any beneficial ownership of securities held in the names of Paulson Investment Company, Inc. or Paulson Capital Corp. The business address of Paulson Investment Company, Inc. is 811 SW Naito Parkway, Suit 200, Portland, Oregon 97204.

(2)
Includes Class B warrants to purchase 83,333 shares of Common Stock held by Paulson Investment Company, Inc. Also includes warrants to purchase 46,942 Units, each Unit consisting of one share of Common Stock and one Class B warrant, of which the right to purchase 42,487 Units is held by Paulson Investment Company, Inc. and the right to purchase 4,455 Units is held by Chester L. F. Paulson.

(3)
Includes a warrant to purchase 100,000 shares of Common Stock held by Trust Company of America for the benefit of Yee Ling Hayden. Business address is: 7103 S. Revere Parkway, Englewood, Colorado 80112.

(4)	Includes 52,693 shares of Common Stock held by a corporation controlled by Mr. Williams and Class B warrants to purchase 4,700 shares of Common Stock.

(5)	Held by a corporation controlled by Mr. Williams.

(6)	Includes Class B warrants to purchase 43,270 shares of Common Stock held by a trust of which Mr. Crary is both the trustee and the beneficiary.

(7)
Includes 120,000 shares of Series B Preferred held in a trust of which Mr. Crary is both the trustee and the beneficiary, and 80,000 shares of Series B Preferred held in trusts for two of Mr. Crary's children, as to which Mr. Crary is the trustee.

(8)	Includes 33,923 shares of Common Stock held by a trust of which Mr. Rixford is both the trustee and the beneficiary, and Class B warrants to purchase 666 shares of Common Stock.

(9)	Held by a trust of which Mr. Rixford is both the trustee and the beneficiary.

(10)	Business Address: 1027 Goldenrod Ave., Corona Del Mar, California 92625.

(11)	Business Address: 19495 Biscayne Blvd., No. 608, Aventura, Florida 33100.

(12)	Includes 48,636 shares of Common Stock that may be acquired upon exercise of Class B warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BioElectric Corporation, a subsidiary of microHelix ("BioElectric"), borrowed a net amount of $1,042,003 from Richard G. Sass, a director of microHelix until April 21, 2004, through a revolving line of credit. On December 31, 2000, microHelix purchased substantially all of the assets and assumed all of the liabilities of BioElectric, including the loans from Mr. Sass. All loan amounts payable to Mr. Sass were paid in full in April 2004. BioElectric was dissolved in October 2004.

In April 2004, the Company also repaid Mr. Sass $227,000 pursuant to a promissory note bearing interest at a rate of 7.5% and maturing on December 31, 2004.

On March 28, 2003, the Company borrowed $200,000 from Paulson Investment Company, Inc. under a Cash Advance Agreement. On September 28, 2004, the outstanding balance payable to Paulson Investment Company, Inc., $113,941.55 including all accrued but unpaid interest, was converted into 277,907 shares of Common Stock at a conversion rate equal to the then-current market price of our Common Stock of $0.41 per share.

On October 31, 2005, the Company granted a total of 12,851 shares of Common Stock and paid a total of $423.30 to its option holders in exchange for canceling all of the Company's outstanding stock options.

On April 8, 2005, we borrowed $250,000 from CTK Capital Corporation at an annual interest rate of 15%. The loan proceeds were used to complete the MEI acquisition. Three $50,000 principal payments were made on April 18, April 25 and May 3, 2005 along with accrued interest. The balance of the note was converted into 100,000 newly issued shares of Series B Preferred Stock at $1.00 per share on October 28, 2005. Accrued interest totaling $8,500.68 was paid in cash to CTK Capital Corporation on October 28, 2005. CTK Capital Corporation is a Nevada corporation controlled by James M. Williams, the Chairman of our Board of Directors.

On April 8, 2005, we issued a promissory note in the amount of $1,250,000 to Marti D. Lundy as part of the MEI acquisition. The note bears an annual interest rate of 10%. A monthly payment of $23,482.16 is due through July 8, 2006, and a monthly payment of $43,482.16 is due from August 2006 through April 8, 2008, at which time all unpaid principal and accrued but unpaid interest is due and payable. The note is secured by a lien on substantially all of our assets.

On October 28, 2005, we sold 310,000 shares of Series B Preferred Stock at $1.00 per share. We received total gross cash proceeds of $210,000. The remaining $100,000 of the purchase price for the shares was paid by conversion of the outstanding principal on a promissory note owed by microHelix to an affiliate of James M. Williams, the Chairman of our Board of Directors.

The terms of the above transactions were as favorable to us or our affiliates as those generally available from unaffiliated third parties. Each transaction was ratified by a majority of our independent directors who did not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

INDEPENDENT ACCOUNTANTS

Stonefield Josephson, Inc. has been selected as the Company's independent public accountants for the current year, and served as the Company's independent public accountants for the fiscal years ended December 31, 2005 and 2004. Representatives from Stonefield Josephson, Inc. are not expected to be present at the Annual Meeting; however, representatives from Stonefield Josephson are expected to be available to respond to appropriate questions via telephone at the Annual Meeting.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield Josephson, Inc. for 2004 and 2005.

	2005	2004
Audit Fees	$326,849	$168,099
Audit-Related Fees	-	-
Tax Fees	5,900	17,500
All Other Fees	13,028	-

Totals	$345,777	$185,599

Audit Fees. Audit services of Stonefield Josephson, Inc. for 2005 and 2004 consisted of examination of the consolidated financial statements of the Company, quarterly reviews of the financial statements and services related to the filings made with the Securities and Exchange Commission. The increase in the fees for audit services in 2005 is primarily related to the acquisition of Moore Electronics.

Tax Fees. Tax preparation services were provided in 2005 by Geffen Mesher & Company, P.C. and Acumen Financial Group, LLC. Tax fees included in 2004 relate to filing the required tax reports for the fiscal year ended December 31, 2003 and an accrual for tax preparation fees for the 2004 returns.

All Other Fees. There were no fees billed by Stonefield Josephson, Inc. for services other than as described under "Audit Fees" and "Tax Fees" for the years ended December 31, 2004 or December 31, 2005. In 2005, The Mentor Group provided asset valuation services relating to the acquisition of Moore Electronics, Inc.

All of the services described above were approved by the Audit Committee. The Audit Committee has not adopted formal pre-approval policies, but has the sole authority to engage the Company's outside auditing and tax preparation firms and must approve all tax consulting and auditing arrangements with the independent accounting firms prior to the performance of any services. Approval for such services is evaluated during the Audit Committee meetings and must be documented by signature of an Audit Committee member on the engagement letter of the independent accounting firm.

PROPOSAL 2 (SERIES B PREFERRED HOLDERS ONLY): CONVERSION OF SERIES B PREFERRED STOCK

At the Annual Meeting, the holders of the Company's Series B Preferred Stock, voting as a separate class, will consider whether to convert all of the shares of the Series B Preferred Stock into shares of the Company's Common Stock. Only holders of the Series B Preferred Stock may vote on this proposal. The Amended and Restated Articles of Incorporation (the "Articles") currently provide that holders of at least two-thirds of the outstanding shares of Series B Preferred Stock may authorize the conversion of all the outstanding shares of Series B Preferred Stock into Common Stock at any time after the issuance of the Series B Preferred Stock. Upon approval by the holders of the requisite number of shares of Series B Preferred Stock, the Articles further provide that each share of Series B Preferred Stock shall be automatically converted into shares of Common Stock at the conversion rate in effect on the date approved by the vote of the holders. The date established by the Board of Directors to determine the conversion rate is August 17, 2006, the date of the Company's Annual Meeting of Shareholders. The conversion rate currently in effect provides that each share of Series B Preferred Stock will be converted into four shares of Common Stock. This conversion rate is adjustable as set forth in the Articles upon the occurrence of certain events.

The Board expects to declare and pay, in shares of the Company's Common Stock, the dividends accrued on the shares of Series B Preferred Stock immediately prior to conversion of the Series B Preferred Stock. The holders of the Series B Preferred Stock are entitled to an annual dividend of $0.15 per share, payable in arrears either in cash or the Company's Common Stock when and as if declared by the Board of Directors. The dividend on the Series B Preferred Stock has been accrued and will be paid by the Company at such rate in shares of the Company's Common Stock depending on the number of days each share of Series B Preferred Stock has been outstanding. For purposes of determining the amount of the dividend in shares of the Common Stock of the Company, the Articles provide that the value of a share of Common Stock will be equal to the average closing price of the Company's Common Stock as reported by Nasdaq for the ten trading days immediately prior to August 17, 2006.

Unless otherwise specified on the proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the conversion of the Series B Preferred Stock into Common Stock. microHelix's Board of Directors believe this conversion will benefit the Company by terminating the obligation of the Company to accrue dividends payable on the Series B Preferred Stock and by simplifying the Company's capital structure.

The Board unanimously recommends that the holders of the Series B Preferred Stock vote FOR the conversion of the Series B Preferred Stock into Common Stock.

DISCRETIONARY AUTHORITY

For this year's Annual Meeting of Shareholders, if notice of a shareholder proposal to be raised at the Annual Meeting is received at the principal executive offices of the Company after the date of this proxy statement, proxy voting on that proposal, when and if raised at the Annual Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

The Company expects to hold its 2007 Annual Meeting of Shareholders in June 2007. Therefore, any shareholder proposal intended for inclusion in the Proxy Statement and form of proxy relating to the Company's 2007 Annual Meeting of Shareholders must be received by the Company not later than March 31, 2007, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

Any shareholder desiring to communicate with the Board of Directors, or one or more members, may do so by addressing their written correspondence to microHelix, Inc., Board of Directors, c/o Corporate Secretary, 19500 SW 90th Court, Tualatin, Oregon 97062. The Secretary of the Company will promptly forward all such communications to the specified addressees.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2006 Annual Meeting of Shareholders. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Allen Nelson & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable out-of-pocket expenses. This solicitation will be by mail, telephone, and other means.

ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005 accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-KSB, as amended, as filed with the SEC for the year ended December 31, 2005. Written requests should be mailed to Corporate Secretary, microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062.

                                                       By Order of the Board of Directors,

                                                       JAMES M. WILLIAMS
                                                       Chairman of the Board

Tualatin, Oregon
July 3, 2006

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

•	Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Monitor the effectiveness of the Company's financial planning, forecasting and reporting processes.

•	Select the Company's independent audit firm. Monitor the independence and performance of this firm.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

    Audit Committee members shall meet the applicable requirements of the NASDAQ Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" within the meaning of regulations promulgated from time to time by the Securities and Exchange Commission, the NASDAQ Stock Market or other appropriate authorities, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and statement of cash flows, and at least one member shall have current or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background.

    Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.   Audit Committee Responsibilities and Duties

A.   Review Procedures

        1.   Review and assess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with the regulations of the Securities and Exchange Commission ("SEC").

        2.   In consultation with the management and the independent auditors, consider the integrity of the Company's financial planning, forecasting and reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

        3.   Review with financial management and the independent auditors the Company's annual audited financial statements prior to filing of the Company's annual audited financial statements with the SEC. Discuss any significant changes to the Company's accounting principles or practices and any items required to be communicated by the independent auditors in accordance with SAS 61.

        4.   Review with financial management and the independent auditors the company's quarterly financial results prior to the filing of the Company's quarterly financial statements with the SEC. Discuss any significant changes to the Company's accounting principles or practices and any items required to be communicated by the independent auditors in accordance with SAS 61. Review the process for and text of the Company's quarterly earnings calls and releases to the outside investment community. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

B.   Independent Auditors

        1.   The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant.

        2.   Approve the fees and other significant compensation to be paid to the independent auditors.

        3.   On an annual basis, the Committee should require the independent auditors to deliver a formal written report describing all significant relationships that the independent auditors have with the Company that could impair the auditors' independence, and review, discuss and take appropriate action with respect to such report.

        4.   Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

        5.   Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      C.  Internal Accounting Department and Legal Compliance

        1.   Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal accounting department, as needed.

        2.   Review the appointment, performance and replacement of the senior internal accounting executive.

        3.   Review significant reports prepared by the internal accounting department together with management's response and follow-up to these reports.

        4.   On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      D.      Other Audit Committee Responsibilities

        1.   Annually prepare a report to shareholders for inclusion in the Company's annual proxy statement as required by the regulations of the SEC.

        2.   Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

        3.   Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        4.   Periodically perform self-assessment of Audit Committee performance.

        5.   Review and approve all senior level appointments within the finance and accounting functions. Recommend Chief Financial Officer appointment to the Board.

MICROHELIX, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE MANAGEMENT OF MICROHELIX, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD August 17, 2006

The undersigned shareholder of microHelix, Inc., an Oregon corporation (the "Company"), does hereby appoint Tyram H. Pettit and Terrence A. Rixford, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. (Pacific Time) on August 17, 2006 at the offices of the Company, 19500 SW 90th Court, Tualatin, Oregon and any adjournments or postponements thereof upon the following matters. This proxy is solicited on behalf of the Company's Board of Directors.

1.	To elect the following persons as directors of the Company for the ensuing year:

James M. Williams	FOR	( )	WITHHOLD	( )
Tyram H. Pettit	FOR	( )	WITHHOLD	( )
Terrence A. Rixford	FOR	( )	WITHHOLD	( )
John L. Crary	FOR	( )	WITHHOLD	( )
Marti D. Lundy	FOR	( )	WITHHOLD	( )
James M. Thornton	FOR	( )	WITHHOLD	( )

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2.	HOLDERS OF SERIES B PREFERRED STOCK ONLY: To convert each share of Series B Preferred Stock into shares of Common Stock:

             FOR     (  )      WITHHOLD     (  )     ABSTAIN    (  )

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF CONVERSION OF THE SERIES B PREFERRED STOCK.

Note:
Upon such matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in the manner determined by a majority of the Board of Directors to be in the best interest of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” CONVERSION OF THE SERIES B PREFERRED STOCK. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

___________________________________	___________________________________
Typed or Printed name(s)	Title or authority, if applicable

___________________________________	___________________________________
Authorized Signature	Date

Please sign exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such Proxy Forms in the accompanying envelope.